UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2025
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RYAN SPECIALTY HOLDINGS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40645	86-2526344
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, Suite 4000
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 312 784-6001
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	RYAN	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
On March 27, 2025, Ryan Specialty Holdings, Inc. (the “Company”) announced the appointment of Mr. Stephen P. Keogh to the position of Chief Operating Officer of the Company, effective May 1, 2025.
Stephen P. Keogh, age 58, was most recently Senior Advisor to the Office of President, Aon plc, a position he held from
October 2021 until his retirement in September 2022. Prior to that, commencing June 2019, Mr. Keogh was President of
Aon plc's Commercial Risk Solutions, the global risk management business of Aon. Mr. Keogh brings in excess of thirty-
two years of experience at Aon, where he held positions in operations, finance and accounting, technology, human resources and executive management. Mr. Keogh is a member of the Board of Trustees of the Illinois Institute of Chicago
and earned a Bachelor’s degree from the University of Illinois.
In his position as Chief Operating Officer of the Company, Mr. Keogh will receive the following compensation:
•an initial annual base salary of $600,000 per year;
•an annual bonus for 2024 with a target value of 150% of base salary under the Company's Executive Incentive
Corporate Plan; and
•Subject to approval by the Board of Directors, an initial grant of performance stock units with a grant date fair value of $2,000,000, vesting on July 1, 2030 (the "Certification Date") upon, and subject to, the attainment of certain performance-based targets and subject to the NEO’s continued employment through the vesting date (other than for those exceptions provided in the award agreement).  The performance-based metrics that must be met are the following: (i) achievement of a five-year Organic Revenue Growth Compound Annual Growth Rate
(“CAGR”) target from 2025 through 2029, and (iii) stock price CAGR targets measured from the closing stock price on March 3, 2025 of the Class A common stock to the average of (a) the volume weighted average price
(“VWAP”) of the Class A common stock for the fourth quarter of 2029.
There are no arrangements or understandings between Mr. Keogh and any other person pursuant to which he was appointed, nor are there any family relationships between him and any director or executive officer of the Company. He has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a)
of Regulation S-K
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.
The following exhibits are furnished herewith:

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 27, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYAN SPECIALTY HOLDINGS, INC. (Registrant)

Date:	March 27, 2025	By:	/s/ Mark S. Katz
Mark S. Katz Executive Vice President, General Counsel and Corporate Secretary